Exhibit 99.1

PAAMCO and KKR Prisma Form Strategic Partnership to Create New Liquid Alternatives Investment Firm

  KKR Prisma and PAAMCO will combine to form a new firm, PAAMCO Prisma Holdings, which will have over $30 billion in assets
  The combined business will be majority employee-owned with employees of PAAMCO and KKR Prisma owning 60.1% of the combined business and KKR retaining a 39.9% ownership stake as a long-term strategic partner
  The combined business will be jointly run by Jane Buchan, co-Founder and CEO of PAAMCO, and Girish Reddy, co-Founder of KKR Prisma and Head of KKR Hedge Funds

IRVINE, Calif. & NEW YORK--(BUSINESS WIRE)--February 6, 2017--KKR and Pacific Alternative Asset Management Company, LLC (“PAAMCO”) today announced that they have entered into a strategic transaction to create a new liquid alternatives investment firm by combining PAAMCO and KKR Prisma. Under the terms of the agreement, the entire businesses of both PAAMCO and KKR Prisma will be contributed to a newly formed company that will operate independently from KKR, and KKR will retain a 39.9% stake as a long-term strategic partner.

This transaction will bring together two leading brands to create one of the largest firms in the liquid alternatives industry, with over $30 billion of assets under management or advisement and the ability to fulfill a broad range of liquid alternatives needs. Founded in March 2000, PAAMCO is a leading private institutional investment firm with $24 billion of assets under management or advisement dedicated to offering alternative investment solutions. KKR Prisma, with approximately $10 billion of assets under management, constructs and manages customized hedge fund portfolios and other products across the spectrum of liquid alternatives investments.

The combined business will operate under the new global brand, PAAMCO Prisma Holdings, with PAAMCO and KKR Prisma’s core investment and client teams remaining unchanged. The Prisma and PAAMCO brands and funds will continue to exist side-by-side in their current separate form. The combined enterprise will have all of the features their clients have invested in historically but with the additional benefits of operational scale and access to an even broader suite of investment solutions.

Jane Buchan, co-Founder and CEO of PAAMCO, said: “As the alternatives industry continues to evolve, expanding our reach will further enhance our ability to innovate and to provide leading solutions to our clients. This transformative step will enable us to provide added scale benefits, wider investment options and faster innovation to all of our investors. Organizationally, we are excited by how well Prisma’s investment franchise complements our own, and by the possibilities that KKR brings. I look forward to working with Girish to capitalize on the experience and expertise of our combined teams to continue to deliver compelling and value-added solutions to our clients.”

Girish Reddy, co-Founder of KKR Prisma and Head of KKR Hedge Funds, added: “Joining forces with PAAMCO will enable us to better serve our clients’ evolving investment requirements. I believe greater scale, flexibility, and additional resources will enhance our ability to generate strong investment performance and to build and service bespoke solutions for our clients. Additionally, we look forward to continuing our strong partnership with KKR.”

Henry Kravis and George Roberts, co-Founders and co-Chairmen of KKR, stated: “We are bringing together two leading names to create an even stronger liquid alternatives firm. The decision to combine KKR Prisma with PAAMCO is based on our shared view that a larger enterprise with exceptional resources, technology and investment acumen will be even better positioned to support clients in today’s marketplace.”

Transaction Structure

The transaction is not a monetization event for PAAMCO or Prisma’s current management or for KKR. Under the terms of the agreement, the entire businesses of both PAAMCO and KKR Prisma will be contributed to a newly formed company. The new business will be led by co-CEOs Jane Buchan, co-Founder and CEO of PAAMCO, and Girish Reddy, co-Founder of KKR Prisma. As part of the transaction, the combined entity is expected to enhance alignment with investors by re-equitizing the management team and retiring PAAMCO’s existing minority owner. The combined business will be majority employee-owned with employees of PAAMCO and KKR Prisma owning 60.1% of the combined firm and KKR retaining a 39.9% ownership stake. PAAMCO Prisma will be a strategic investment for KKR and will not be a portfolio company in a KKR fund. KKR Prisma and PAAMCO investment solutions, investment processes, investment teams, client service teams and regional presence will remain as is at closing.

Subject to the satisfaction of customary closing conditions, including the receipt of requisite regulatory approvals, the transaction is expected to close in the second quarter of 2017.

Pro forma for this transaction, and based on financial information as of September 30, 2016, KKR’s hedge fund strategic partnerships would have approximately $74 billion in assets under management or advisement in the aggregate, of which KKR’s pro rata share would be approximately $24 billion in assets under management or advisement.

KKR was advised by Simpson Thacher & Bartlett LLP, and PAAMCO was advised by Moelis & Company LLC and K&L Gates LLP.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world‐class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR's investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE:KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

About PAAMCO

PAAMCO, which manages over $10 billion in discretionary assets and advises on an additional $14 billion in assets, is a leading institutional investment firm dedicated to offering alternative investment solutions to the world's preeminent investors. Since its founding in 2000, PAAMCO has focused on investing on behalf of its clients while striving to raise the standard for industry-wide best practices. Headquartered in Irvine, California with a global footprint that extends across North America, South America, Europe and Asia, PAAMCO's clients include large public and private pension funds, sovereign wealth funds, foundations, endowments, insurance companies and financial institutions. The firm is known for its completeAlpha™ approach to hedge fund investing which focuses on delivering performance from early-stage opportunities, controlling costs and protecting client assets. In addition, it offers long-only active equity investing in emerging markets through its PAAMCO Miren division as well as active Fixed Income solutions through PAAMCO Horizons.

Forward Looking Statements

Certain matters discussed in this release constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans, anticipated events and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on the parties’ respective beliefs, assumptions and expectations of their respective future performance and future events, taking into account information currently available to them. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the parties or are within their control. The following factors, among others, could cause actual results to vary from the forward-looking statements: the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction (including but not limited to the receipt of all required regulatory approvals), the timing of consummation of the proposed transaction, the ability to achieve any of the anticipated benefits from the transaction, risks related to disruption of management's attention due to the transaction, and the various risks associated with the parties’ respective businesses. No party undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law.

CONTACT:
Media:
PAAMCO
U.S.
Steve Bruce / Mary Beth Grover
203-992-1230
sbruce@ascadvisors.com / mbgrover@ascadvisors.com
or
U.K.
Henrietta Hirst, +44 (0)7880 742 375
henrietta@citysavvy.com
or
KKR / Prisma
Kristi Huller/Cara Kleiman
212-750-8300
media@kkr.com
or
KKR/ Investor Relations
Craig Larson, 212-750-8300
Investor-relations@kkr.com